UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008 (August 21, 2008)

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Names or Former Addresses, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective August 21, 2008, the Board of Directors of AnnTaylor Stores Corporation (the “Company”) amended its Bylaws (the “Amended Bylaws”). The following is a summary of the changes effected by adoption of the Amended Bylaws, which summary is qualified in its entirety by reference to the Amended Bylaws, filed as Exhibit 3.2 hereto.

Advance notice of stockholder nominations and proposals of other business.

The Amended Bylaws:

(i)	change the time period in which a stockholder must deliver notice to the Secretary of the Company for nominees for directors and for other business at an annual meeting of stockholders from a period of not less than sixty (60) nor more than ninety (90) days before the first anniversary date of the preceding year’s annual meeting to a period of not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the preceding year’s annual meeting, provided, however, that in the event that the annual meeting is called for a date that is not within twenty-five (25) days (reduced from thirty (30) days) from the first anniversary of the date of the preceding year’s annual meeting, or no annual meeting was held in the immediately preceding year, notice by the stockholder in order to be timely must be delivered not later than the tenth day following the day on which a public announcement of the date of such meeting is first made.

(ii)	require disclosure from a stockholder nominating a director or making a proposal regarding any financial arrangement, short position, hedging arrangement, anticipated benefit or material interest that they or their nominee has with respect to the Company’s common stock.

(iii)	clarify that stockholders must comply with the advance notice provisions therein in order to propose any business or to nominate any person to stand for election as a director at annual meetings.

Stockholder nominations and proposals for 2009 Annual Meeting. As a result of the amendment to the advance notice provisions described above, a stockholder nomination or proposal intended to be considered at the Company’s 2009 Annual Meeting of Stockholders, must be received by the Secretary of the Company no earlier than January 15, 2009 nor later than February 14, 2009.

Indemnification. The Amended Bylaws clarify that former and current directors and officers of the Company are entitled to the protections afforded by the indemnification and advancement provisions of the Amended Bylaws and that any amendment of those provisions will not adversely affect any rights to indemnification and to the advancement of expenses for a former or current director or officer of the Company with respect to any acts or omissions occurring prior to such alteration, amendment or repeal.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.2	Bylaws of AnnTaylor Stores Corporation, as amended through August 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

Date: August 22, 2008	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.2	Bylaws of AnnTaylor Stores Corporation, as amended through August 21, 2008.